PLAN TO RECAPITALIZE THE COMPANY

      The following Plan to Recapitalize the Company (this "Plan"), is hereby adopted by the Board of Directors of Samsonite Corporation, a Delaware corporation (the "Company") as of this 12th day of May, 1998.

                                  ARTICLE I

                           ACTIONS OF THE COMPANY

      1.01 OFFER TO PURCHASE. Subject to the terms and conditions of this Plan and further subject to applicable law, the Company intends to commence a tender offer (the "Offer") for approximately 60% of the Company's outstanding shares of Common Stock, par value $.01 per share (the "Shares") at a price of $40 per Share.

      It is expected that the Offer will be commenced on or about May 15, 1998 or on such other date as the Board of Directors or senior management of the Company determines to be appropriate (the "Commencement Date") pursuant to an Offer to Purchase (the "Offer to Purchase") and related documentation to be prepared by management and the Company's legal and financial advisors. Unless the Board of Directors determines otherwise, the Company's obligation to purchase Shares pursuant to the Offer shall be made subject to the conditions set forth in Section 2.01, to the extent provided therein, and such other conditions as are set forth in the Offer to Purchase.

      1.02 STOCK OPTION ADJUSTMENTS; ETC. The Company shall take such actions as are necessary and consistent with the terms of the Company's 1995 Stock Option and Award Plan (as amended in 1996) and the Company's 1996 Directors' Stock Plan (and any agreements relating to such plans), to assure that appropriate, equitable adjustments are provided for to fully take account of the purchase of Shares pursuant to the Offer. The Company will also take such actions as the Board of Directors deems appropriate with respect to other stock-based benefit plans, awards and bonuses.

      1.03   OUTSTANDING DEBT AND OTHER OBLIGATIONS; CONSENTS.

           (a) Outstanding Debt and Other Obligations. With respect to all outstanding debt, guarantees and other obligations, contingent or otherwise, of the Company and each of its subsidiaries, the Company will, to the extent it deems it appropriate, repay, renegotiate, defease or otherwise make suitable and adequate provision therefor, including, without limitation, obtaining waivers or amendments with respect thereto.

           The Company will use a portion of the proceeds from the Financing (as hereafter defined) or from other financing sources available to the Company at the applicable time (including cash on hand) to (i) make payments pursuant to the Offer and (ii) repay and discharge in full all indebtedness outstanding (including any accrued interest, premiums, if any, and expense reimbursements, if required) under the Revolving Credit and Term Loan Agreement, dated as of July 14, 1995, as amended, among the Company, the lenders party thereto and The First National Bank of Boston and Bank of America Illinois, as documentation agent for the managing agents and the lenders, and The First National Bank of Boston, as administrative agent for the managing agents and the lenders (the "Existing Credit Agreement").

           (b) Consents. The Company shall take all appropriate action to attempt to obtain any requisite consents of third parties and governmental entities that may be required in connection with this Plan and the transactions contemplated hereby including the Offer (collectively the "Recapitalization").

      1.04 FINANCING. The Company expects to execute a credit agreement (the "Credit Agreement") with Bank of America National Trust and Savings Association and BankBoston, N.A., as contemplated by the Commitment Letter, dated May 8, 1998 (the "Commitment Letter") and to issue in Rule 144A private placements Senior Subordinated Notes due 2008 and Redeemable Exchangeable Preferred Stock together with detachable warrants (such private placements, the "Rule 144A Financings"), to obtain the funds necessary to consummate the transactions contemplated by this Plan and to conduct its business following the Recapitalization (collectively, the "Financing"), including, but not limited to, the cash proceeds required (a) to consummate the Offer, (b) to refinance existing indebtedness and (c) to make all necessary cash payments in respect of all fees and expenses incurred in connection with the transactions contemplated by the Plan.

      1.05 FURTHER COMPANY ACTION. The Board of Directors shall authorize the officers of the Company to take whatever action they, in their sole discretion, determine to be necessary or advisable in order to effectuate the purposes and intents of the Plan, including (i) preparing and filing a
 Schedule 13E-4 (containing the Offer to Purchase and related Letter of Transmittal as exhibits) with the Securities and Exchange Commission, (ii) preparing and distributing offering memoranda relating to the Rule 144A Financings and (iii) negotiating, executing and delivering a Dealer Manager Agreement, an Indenture, Placement Agreements and any other appropriate documentation.

      1.06 DELEGATION TO COMMITTEES. Any action permitted or required to be taken by the Board of Directors may be delegated by specific action or resolution of the Board of Directors, whether hereinafter or hereinbefore taken or adopted, to the Executive Committee or such other committee or committees as the Board of Directors deems appropriate and the term "Board of Directors" as used herein means and includes any such duly authorized committee or committees thereof.


                                 ARTICLE II

                            CONDITIONS PRECEDENT

      2.01   CONDITIONS PRECEDENT.   If the Board of Directors determines to
 proceed with the Offer and the Plan, then, without limiting the rights of the Board of Directors set forth in Article III hereof, the Company shall not be required to accept for payment, purchase or pay for any Shares tendered pursuant to the Offer if any of the following events shall have occurred:

           (i) There shall have not been validly tendered and not withdrawn prior to the Expiration Date 8,750,000 Shares which number constitutes 43% of the Shares outstanding (assuming the exercise of all outstanding Options) on the date Shares are accepted for payment;

           (ii) If the Company is unable to obtain the proceeds of the Financing on terms and conditions satisfactory to the Company;

           (iii) There shall have been threatened, instituted or pending any litigation or other proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency, regulatory or administrative authority or tribunal, domestic or foreign, that directly or indirectly (i) challenges the making of the Offer, the acquisition of some or all of the Shares pursuant to the Offer or otherwise relates in any manner to the Offer, or (ii) in the sole judgment of the Company, could materially and adversely affect the business, condition (financial or other), stock ownership, income, operations or prospects of the Company and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future condition of the business of the Company or any of its subsidiaries or materially impair the contemplated benefits of the Offer to the Company;

           (iv) There shall have been any litigation or other proceeding threatened, pending or taken that seeks to prevent consummation of the Plan or any constituent element thereof (including the Offer) or to obtain damages or any other relief as a result of such consummation, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Company or any of its subsidiaries, by any court, authority, agency, regulatory or administrative authority or tribunal, domestic or foreign that, in the sole judgment of the Board of Directors of the Company, would or might directly or indirectly (i) make the acceptance for payment of, or payment for, some or all of the Shares illegal or otherwise restrict or prohibit consummation of the Offer; (ii) delay or restrict the ability of the Company, or render the Company unable, to accept for payment or pay for some or all of the Shares; (iii) materially impair the contemplated benefits of the Offer to the Company; or (iv) materially and adversely affect the business, condition (financial or other), stock ownership, income, operations or prospects of the Company and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries;

           (v) There shall have occurred any of the following events if any such event would, in the sole judgment of the Board of Directors, make it inadvisable to proceed with the Plan or the Offer: (i) any event that has resulted, or that the Board of Directors of the Company determines is reasonably likely to result in an actual or threatened material change in the business, condition (financial or other), stock ownership, income, operations or prospects of the Company, (ii) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; (iii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory); (iv) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States; (v) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any other event that, in the Company's sole judgment, has the reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States;
      (vi) any significant adverse change in the market price of the Shares or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in the sole judgment of the Company, have a material adverse effect on the Company's business, operations or prospects or the trading in the Shares; (vii) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or (viii) any decline in either the Dow Jones Industrial Average or the Standard and Poor's Index of 500 Industrial Companies by an amount in excess of ten percent (10%) measured from the close of business on May 12, 1998;

           (vi) A tender or exchange offer with respect to some or all of the Shares (other than the Offer), or a merger or acquisition proposal for the Company, shall have been proposed, announced or made by another person or shall have been publicly disclosed, or the Company shall have learned that (i) any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than five percent (5%) of the outstanding Shares, or any new group shall have been formed that beneficially owns more than five percent (5%) of the outstanding Shares;

           (vii) The Board of Directors of the Company shall have not received a letter satisfactory to it, dated on or about the Expiration Date from Valuation Research Corporation (or a similar firm satisfactory to the Company) to the effect that (A) under Delaware law the amount of the Company's surplus immediately prior to the payment by the Company under the Offer exceeds the value of the cash that is to be distributed to stockholders of the Company pursuant to the Offer; (B) the present fair saleable value of the assets of the Company is greater than the amount required to pay its probable liabilities on its debts (including, without limitation, the Financing, stated liabilities, and identified contingent liabilities) as such debts become absolute and matured; (C) the Company is and will be able to pay its debts (including, without limitation, the Financing, stated liabilities, and identified contingent liabilities) as such debts mature and (D) the Company will not have unreasonably small capital for the business in which the Company is engaged, as management has indicated it is now conducted and it is proposed to be conducted following the consummation of the Plan or the Offer; or

           (viii) On the basis of the opinions set forth in Section 2.01(vii) hereof and such other matters as the Board of Directors deems appropriate, the Board of Directors shall have determined that the conditions set forth in clauses (A)-(D) of Section 2.01(vii) hereof have not been satisfied.


                                 ARTICLE III

                                MISCELLANEOUS

      3.01 TERMINATION AND ABANDONMENT. This Plan may be terminated and the transactions contemplated hereby, including the Offer, may be abandoned at any time by action of the Board of Directors for any reason whatsoever including, without limitation, to proceed with an alternative transaction; provided that, following the Commencement Date, the Board of Directors can only terminate the Offer in accordance with the provisions contained in the Offer to Purchase.

      3.02 AMENDMENT AND MODIFICATION. Subject to applicable law, this Plan may be amended, modified and supplemented in any and all respects, by action of the Board of Directors at any time with respect to any of the terms contained in this Plan including, without limitation, to proceed with a sponsored recapitalization transaction or other alternative transaction; provided that, if such amendment has an effect on the Offer, this Plan can only be amended to the extent that the Offer to Purchase so permits.

      3.03 WAIVER OF CONDITIONS; INTERPRETATION. Any of the conditions to the consummation of the Plan may be waived by the Board of Directors of the Company at any time in its sole discretion. Any questions as to the proper interpretation of this Plan shall be made by the Board of Directors.